EXHIBIT 1.1 EXECUTION VERSION

PENSKE AUTOMOTIVE GROUP, INC.

(a Delaware Corporation)

and

The Guarantors named herein

3.50% Senior Subordinated Notes due 2025

UNDERWRITING AGREEMENT

Dated: August 4, 2020

EXHIBIT 1.1 EXECUTION VERSION

Underwriting Agreement

August 4, 2020

BOFA SECURITIES, INC.

As Representative of the

several Underwriters listed

in Schedule A hereto

c/o BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Penske Automotive Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom BofA Securities, Inc. (the “Representative”) is acting as representative, $550,000,000 principal amount of its 3.50% Senior Subordinated Notes due 2025 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”), jointly and severally, by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of November 21, 2014 (the “Base Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined below), among the Company, the Guarantors, the Trustee and the Depositary. Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

1.Representations and Warranties. The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date:
(a)The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-234681), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required
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information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus and prior to the Closing Date, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement prior to the Closing Date.
(b)Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Guarantors, are contemplated or threatened by the Commission. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance

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upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 7(b) hereof.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
(d)Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”
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(e)Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), identified in Schedule C hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 3:47 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), neither the Disclosure Package nor the Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Disclosure Package or the Prospectus or amendment or supplement thereto, as the case may be. The Registration Statement and the Prospectus will contain all the information specified in, and meeting the requirements of, the Securities Act.
(f)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package as of the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(g)Distribution of Offering Material by the Company and the Guarantors. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, which shall be deemed to be no later than the Closing Date unless the Company otherwise receives notice, any written communication in connection with the offering and sale of the
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Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative.
(h)The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
(i)Authorization of the Securities. (i) The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture and (ii) the Guarantees of the Notes will be in the form contemplated by the Indenture, have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
(j)The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding agreement of the Company and each of the Guarantors. The Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors and, the Base Indenture as supplemented by the Supplemental Indenture will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(k)Description of the Securities and the Indenture. The Notes, the Guarantees of the Notes and the Indenture will conform, in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.
(l)No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), including the documents incorporated by reference therein, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings,
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business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(m)Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.
(n)Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to each of the Company and Penske Truck Leasing Co., L.P. (“PTL”), as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States).
(o)Preparation of Financial Statements. The financial statements of the Company and its subsidiaries filed with the Commission as a part of and incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations, stockholders’ equity and cash flows for the periods specified. The financial statements of PTL and its subsidiaries filed with the Commission as a part of and incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of PTL and its subsidiaries as of and at the dates indicated and the results of their operations, stockholders’ equity and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions “Summary Consolidated Financial Data” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The
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interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.

All disclosures contained in the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act.

(p)Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company, the Guarantors and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. Each of the Company, each of the Guarantors and each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than liens granted pursuant to the Company’s indebtedness as permitted under the Indenture. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Exhibit 21”), other than entities that were omitted from Exhibit 21 in compliance with Regulation S-K under the Securities Act (“Regulation S-K”) and entities that were acquired since such date.
(q)Capitalization and Other Capital Stock Matters. The Company has a capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”.
(r)Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.
(s)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Guarantors or any of the Subsidiaries is in
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violation of its charter, by laws or similar organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Guarantors or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the U.S. Credit Agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation and the U.K. Credit Agreement with National Westminster Bank plc and BMW Financial Services (GB) Limited), or to which any of the property or assets of the Company, the Guarantors or any of the Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Indenture by the Company and each Guarantor party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action and (i) will not result in any violation of the provisions of the charter, by laws or similar organizational document of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”). No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s or any Guarantor’s execution, delivery and performance of this Agreement or the Indenture or the issuance and delivery of the Securities and consummation of the transactions contemplated hereby and thereby, except such as may be required under applicable state securities or blue sky laws. No consent of any floor plan lender, automobile manufacturer or distributor or any affiliate of any of the foregoing is required in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(t)No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against or affecting the Company or any of its subsidiaries, which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the
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transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.
(u)Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights (other than the Intellectual Property Rights granted pursuant to the Trade Name and Trademark Agreement dated May 6, 2008 between the Company and Penske System, Inc., which is filed with the Commission) would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, could reasonably be expected to result in a Material Adverse Change.
(v)All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
(w)Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in this Agreement (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for the security interests held by the lenders under the Company’s credit agreements as permitted under the Indenture, any floor plan lender or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions are not material and as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
(x)Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in this Agreement in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
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(y)Company and Guarantors Not an “Investment Company.” Neither the Company nor any Guarantor is required, and upon the sale of the Securities as herein contemplated and the use of proceeds as described in the Disclosure Package will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(z)Insurance. The Company, the Guarantors and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as it believes prudent, and all such insurance is in full force and effect in all material respects. Other than what may be inferred from publicly available information with respect to the insurance industry generally, the Company has no reason to believe that it, any Guarantor or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
(aa)No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(bb)Solvency. The Company and each of the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company or any Guarantor on a particular date, that on such date (i) the fair market value of the assets of the Company or such Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, as the case may be, (ii) the present fair salable value of the assets of the Company or such Guarantor, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its debts as they become absolute and matured, (iii) the Company or such Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company or such Guarantor, as the case may be, does not have unreasonably small capital.
(cc)Internal Controls and Procedures. The Company on a consolidated basis maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Prospectus and the Issuer Free Writing Prospectus, if any, fairly presents the information called for in all
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material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(dd)Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ee)Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, and (iii) to the best of the Company’s and the Guarantors’ knowledge, there are no past or present
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actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
(ff)ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(gg)No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).
(hh)No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of the Guarantors, any of their respective directors, officers, agents, employees, affiliates or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in
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compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. In addition, none of the Company or any of its subsidiaries, or to the knowledge of the Company or any of the Guarantors, any of their respective directors, officers, agents, employees, affiliates or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.K. Bribery Act 2010, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law.
(ii)No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.
(jj)No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of the Guarantors, any of their respective directors, officers, agents, employees, affiliates or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of or has been designated by an agency to be the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Crimea, Cuba, Iran, North Korea or Syria or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(kk)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
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(ll)Cybersecurity. (A) Except as would not, individually or in the aggregate, result in a Material Adverse Change, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and, to the Company’s knowledge, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have knowledge of any condition or vulnerability that it expects would result in a material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to monitor, maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein, to the extent such certificate states it is a representation and warranty.

2.Purchase and Sale. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Underwriter’s name on Schedule A hereto. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.875% of the principal amount thereof.
3.Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.
(a)Payment. Payment of the purchase price for, and delivery of global certificates for, the Securities shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the twelfth business day after the date hereof, or such other time not later than twelve business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

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Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the purchased Securities.

(b)Denominations; Registration. Global Certificates for the Securities shall be registered in the name of Cede & Co., as nominee of DTC, and shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) as the Representative may request in writing at least one full business day before the Closing Date. The global certificates representing the Securities shall be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Date.
(c)Public Offering of the Notes. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed by the Representative, in its sole judgment, and has determined is advisable and practicable.
(d)Delivery of Prospectus to the Underwriters. Not later than 10:00 A.M. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.
4.Covenants. The Company and the Guarantors, jointly and severally, covenant with the Underwriters as follows:
(a)Representative Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and neither the Company nor the Guarantors shall file or use any such proposed amendment or supplement to which the Representative reasonably object.
(b)Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by
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the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
(c)Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
(d)Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representative, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).
(e)Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedules C and D hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the
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Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
(f)Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is, in the judgment of the Company, the Representative or counsel for the Underwriters, necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, as then amended or supplemented, so that the Disclosure Package or the Prospectus will not include an untrue statement or alleged untrue statement of material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the judgment of the Company, Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
(g)Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may request.
(h)Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.
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(i)Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for offering and sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative and consented to by the Company, and the Company and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in respect of doing business in any such jurisdiction if it is not otherwise so subject. The Company and the Guarantors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.
(j)DTC. The Company and the Guarantors will cooperate with the Representative and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.
(k)Use of Proceeds. The Company and the Guarantors will use the net proceeds received from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”
(l)Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of BofA Securities, Inc., directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company. For clarification purposes, the foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) borrowings under the Company’s existing revolving credit and existing or new floor plan or similar facilities, (iii) the repayment of the Company’s $300 million 3.75% senior subordinated notes due August 15, 2020, (iv) any sale-leaseback or mortgage transactions and (v) seller paper.
(m)Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.
(n)Reporting Obligations. During the Prospectus Delivery Period the Company and the Guarantors shall file all documents required to be filed with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder within the time periods required thereby.
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(o)Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
(p)Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(q)Future Reports to the Representative. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representative (i) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of operations, shareholders’ equity and cash flows for the year then ended and the report thereon of the Company’s independent public or certified public accountants; (ii) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.
(r)No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
(s)Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become
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ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
5.Payment of Expenses.
(a)Expenses. The Company and the Guarantors shall pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and any filing of the Preliminary Prospectus, the Prospectus and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture, the Securities, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto in an amount not to exceed $5,000, (v) any fees of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the Securities, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) one half of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) any fees payable in connection with any rating of the Securities and (ix) any fees and expenses payable in connection with the approval of the Securities for book-entry transfer by DTC.
(b)Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 10(a)(i) or Section 10(a)(iii) (due to a suspension or material limitation ordered with respect to the securities of the Company only and not as part of a general suspension or material limitation) hereof, the Company and the Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
6.Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and each of the Guarantors contained in Section 1 hereof as of the date hereof and as of the Closing Date, and to the accuracy of the representations and warranties of the Company and each of the Guarantors in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and each of the Guarantors of its respective covenants and other obligations hereunder, and to the following further conditions:
(a)No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of

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its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) two or more of such organizations shall not have publicly announced that they have under surveillance or review, or have changed their outlooks with respect to, their ratings of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantors or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).
(b)Opinion of Counsel for Company and the Guarantors. At the Closing Date, the Representative shall have received (i) the favorable opinion, dated as of such Closing Date, of Freshfields Bruckhaus Deringer US LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-1 hereto and (ii) the favorable opinion, dated as of such Closing Date, of Shane M. Spradlin, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.
(c)Opinion of Counsel for Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated as of such Closing Date, of Shearman & Sterling, LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.
(d)Officers’ Certificate. At the Closing Date, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Company and each of the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date.
(e)Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, (1) a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for the other Underwriters, containing statements and information of the type ordinarily included in the accountants’ “comfort letters” to Underwriters with respect to the financial statements of the Company and covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information and (2) a letter dated such date, in form and substance

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satisfactory to the Representative, together with signed or reproduced copies of such letter for the other Underwriters, relating to PTL.
(f)Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from Deloitte & Touche LLP letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to such Closing Date.
(g)DTC. On the Closing Date, the Securities shall be eligible for clearance and settlement through DTC.
(h)Indenture and Securities. At the Closing Date, the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture and the Securities.
(i)Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:
(i)the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
(ii)the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and
(iii)no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.
(j)Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each of the Guarantors in connection with the issuance and sale
PLDOCS01/88361.2A22

of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
(k)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantors at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 5 and except that Sections 1, 7, 8, 9 and 18 shall survive any such termination and remain in full force and effect.
7.Indemnification.
(a)Indemnification of the Underwriters. The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433 of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (in the light of the circumstances under which they were made in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “roadshow” or the Prospectus), not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement

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or omission made in reliance upon and in conformity with the Underwriter Information (as defined herein).

(b)Indemnification of Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, in reliance upon and in conformity with the Underwriter Information furnished to the Company by such Underwriter expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the names of the Underwriters appearing on the cover page of the Preliminary Prospectus and the Prospectus and the sixth paragraph of text and the first sentence of the tenth paragraph of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (collectively, the “Underwriter Information”).
(c)Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under this Section 7 to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by such Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the

PLDOCS01/88361.2A24

aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
8.Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i)  is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

PLDOCS01/88361.2A25

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company and any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and any Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

9.Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any Guarantor submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling an Underwriter, the Company, its officers or directors, any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

10.Termination of this Agreement.
(a)Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the Closing Date (i) if there has been, since the Applicable Time or since the date as of which information is given in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (“NYSE”), or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum

PLDOCS01/88361.2A26

prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 5, 7, 8, 9, 12 and 18 shall survive such termination and remain in full force and effect.
11.Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
12.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at 50 Rockefeller Plaza, New York, New York 10020 (Fax: (212) 901-7897), Attention: High Yield Legal Department. Notices to the Company and the Guarantors shall be directed to the Company at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 (fax: (248) 648-2515), Attention: Shane M. Spradlin, with a copy to Freshfields Bruckhaus Deringer US LLP at 601 Lexington Avenue, New York, New York 10022 (fax: (212) 277-4001), Attention: Valerie Ford Jacob.
13.No Advisory or Fiduciary Relationship. The Company and each Guarantor named herein acknowledge and agree that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Guarantor, or any of their respective stockholders, creditors or employees or any other party; (c) no Underwriter has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that

PLDOCS01/88361.2A27

involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
14.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof.
15.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
(a)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 15.

16.Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or

PLDOCS01/88361.2A28

corporation, other than the Underwriters, the Company, the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
17.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
19.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
20.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable
21.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

PLDOCS01/88361.2A29

(c)For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
22.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
23.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

PLDOCS01/88361.2A30

.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

PENSKE AUTOMOTIVE GROUP, INC.

By:/s/ J.D. Carlson

Name: J.D. Carlson

Title: EVP & CFO

THE GUARANTORS

atc chattanooga, llc
atc knoxville, llc
atc west texas, llc
atc realty investments, llc
Atlantic Auto Funding Corporation
Atlantic Auto Second Funding Corporation
Atlantic Auto Third Funding Corporation
Auto Mall Payroll Services, Inc.
AUTOMOTIVE MEDIA HOLDINGS, LLC
bowen realty investments, llc
Brett Morgan Chevrolet-Geo, Inc.
Central Ford Center, Inc.
CJNS, LLC
Classic Auto Group, Inc.
Classic Enterprises, LLC
Classic Imports, Inc.
Classic Management Company, Inc.
Classic Motor Sales, LLC
Classic Nissan of Turnersville, LLC
classic special advertising, inc.
classic special automotive gp, llc
Classic special, LLc
Classic Turnersville, Inc.
Covington Pike Dodge, Inc.
cycle holdings, llc
Dan Young Chevrolet, Inc.
Dealer Accessories, LLC
DiFeo Partnership, LLC
ECARSHOP, LLC

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

Europa Auto Imports, Inc.
Florida Chrysler Plymouth, Inc.
FRN of Tulsa, LLC
Gene Reed Chevrolet, Inc.
GMG Motors, Inc.
Goodson North, LLC
Goodson Spring Branch, LLC
hbl, llc
HT Automotive, LLC
KMT/UAG, Inc.
Landers Auto Sales, LLC
Landers Buick-Pontiac, Inc.
Landers Ford North, Inc.
Late Acquisition I, LLC
Late Acquisition II, LLC
Michael Chevrolet-Oldsmobile, Inc.
Motorcars Acquisition IV, LLC
Motorcars Acquisition V, LLC
Motorcars Acquisition VI, LLC
Motorcars Acquisition, LLC
National City Ford, Inc.
PAG ACQUISITION 27, LLC
PAG ACQUISITION 28, LLC
PAG ARIZONA CS, LLC
PAG CHANDLER JLR, LLC
PAG NORTH SCOTTSDALE M1, LLC
PAG ROSWELL B1, LLC
PAG NEW JERSEY JL2, LLC
PAG NEW JERSEY JL3, LLC
pag acquisition 61, llc
pag acquisition 62, llc
pag acquisition 63, llc
pag acquisition 64, llc
pag acquisition 65, llc
pag acquisition 66, llc
pag new jersey cs, llc
pag pennsylvania cs, llc
PAG Washington A1, LLC
PAG NEW JERSEY A1, LLC
PAG NEW JERSEY P1, LLC
PAG NEW JERSEY JL1, LLC
PAG ANNAPOLIS JL1, LLC
PAG ARKANSAS F1, LLC
PAG ARKANSAS F2, LLC
pag AZ PROPERTIES, llc
pag atlanta management, LLC

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

PAG AUSTIN H1, LLC
PAG AUSTIN L1, LLC
PAG BEDFORD A1, LLC
PAG BEDFORD P1, LLC
PAG BEDFORD PROPERTIES, LLC
pag chantilly m1, llc
PAG CHANTILLY P1, LLC
PAG CLOVIS T1, INC.
PAG CONNECTICUT LR1, LLC
PAG CYCLES MI, LLC
PAG DAVIE P1, LLC
PAG DELAWARE CS, LLC
PAG DISTRIBUTOR S1, LLC
PAG GOODYEAR F1, LLC
PAG GREENWICH B1, LLC
PAG GREENWICH HOLDINGS, LLC
PAG INTERNATIONAL SERVICES, LLC
PAG Investments, LLC
PAG LEANDER H1, LLC
PAG MADISON L1, LLC
PAG MADISON T1, LLC
PAG MARIN M1, INC.
PAG MARYLAND CS, LLC
PAG MCALLEN H1, LLC
PAG MCALLEN T1, LLC
PAG MENTOR A1, INC.
pag michigan holdings, llc
PAG NORTH ORANGE A1, INC.
pag north scottsdale be, llc
pag northern california management, inc.
PAG ONTARIO B1, INC.
PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.
PAG ORANGE COUNTY RR1, INC.
pag orlando general, LLC
pag orlando limited, LLC
PAG SAN FRANCISCO N1, INC.
pag santa ana avw, inc.
PAG SANTA ANA B1, INC.
PAG SURPRISE T1, LLC
pag tempe m1, llc
PAG TEXAS MANAGEMENT COMPANY, LLC
pag turnersville au, llc
PAG Orange county L1, INC.
PAG VIRGINIA CS, LLC
PAG WEST ACQUISITION 9, INC.
pag west, llc

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

Palm Auto Plaza, LLC
Peachtree Nissan, Inc.
PENSKE CAR RENTAL HOLDINGS, LLC
PENSKE CAR RENTAL INDIANA, LLC
PENSKE CAR RENTAL (DT) MEMPHIS, LLC
PENSKE CAR RENTAL MEMPHIS, LLC
penske commercial vehicles us, llc
peter pan motors, inc.
PMRC, LLC
PTG OF IDAHO, LLC
PTG OF UTAH, LLC
Relentless Pursuit Enterprises, Inc.
SA Automotive, Ltd.
SAU Automotive, Ltd.
scottsdale 101 management, llc
Scottsdale Ferrari, LLC
Scottsdale Management Group, Ltd.
scottsdale paint & body, llc
SDG AUTOMOTIVE INVESTMENTS, LLC
single source truck parts, llc
Sigma Motors, Inc.
SK Motors, LLC
SL Automotive, LLC
Somerset Motors, Inc.
Sun Motors, LLC
tamburro enterprises, inc.
the around the clock freightliner group, llc
uag arkansas flm, llc
UAG Atlanta H1, LLC
UAG Atlanta IV Motors, LLC
UAG Capitol, Inc.
UAG Carolina, Inc.
UAG Central Region Management, LLC
UAG Chantilly AU, LLC
UAG CHCC, Inc.
UAG Chevrolet, Inc.
UAG Classic, Inc.
UAG Clovis, Inc.
UAG Connecticut, LLC
UAG Duluth, Inc.
UAG East, LLC
UAG Escondido A1, Inc.
UAG Escondido H1, Inc.
UAG Escondido M1, Inc.
UAG Fayetteville I, LLC

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

UAG Fayetteville II, LLC
UAG Fayetteville III, LLC
UAG Finance Company, Inc.
UAG Graceland II, Inc.
UAG Hudson CJD, LLC
UAG Hudson, Inc.
UAG International Holdings, Inc.
UAG Kissimmee Motors, LLC
UAG Landers Springdale, LLC
UAG Los Gatos, Inc.
UAG Marin, Inc.
UAG Memphis II, Inc.
UAG Memphis IV, Inc.
UAG Memphis Management, Inc.
uag mentor acquisition, llc
UAG Michigan Cadillac, LLC
UAG Michigan H1, LLC
UAG Michigan Pontiac-GMC, LLC
UAG Michigan T1, LLC
UAG Michigan TMV, LLC
UAG Minneapolis B1, LLC
UAG Nanuet II, LLC
UAG Northeast, LLC
UAG Realty, LLC
UAG Royal Palm M1, LLC
UAG Royal Palm, LLC
UAG San Diego A1, Inc.
UAG San Diego Au, Inc.
UAG San Diego H1, Inc.
PAg Orange County S1, Inc.
UAG San Diego Management, Inc.
UAG Stevens Creek II, Inc.
UAG Texas II, Inc.
UAG Texas, LLC
UAG Tulsa Holdings, LLC
UAG Turnersville Realty, LLC
UAG VK, LLC
UAG West Bay AM, LLC
UAG West Bay IAU, LLC
UAG West Bay IB, LLC
UAG West Bay II, LLC
UAG West Bay IL, LLC
UAG West Bay IM, LLC
UAG West Bay IP, LLC
UAG West Bay IW, LLC
UAG Young II, Inc.

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

UAG-Caribbean, Inc.
United AutoCare Products, LLC
United Auto Licensing, LLC
United Auto Scottsdale Property Holdings, LLC
United Nissan, Inc.
United Nissan, Inc. (a Tennessee corporation)
United Ranch Automotive, LLC
UnitedAuto Fifth Funding Inc.
UnitedAuto Finance, Inc.
UnitedAuto Fourth Funding Inc.
West Palm Auto Mall, Inc.
West Palm Nissan, LLC
Westbury Superstore, Ltd.
Young Management Group, Inc.

By: /s/ J.D. Carlson

J. D. Carlson

Its: Treasurer or Assistant Treasurer

County Auto Group Partnership
OCT Partnership
Hudson Motors Partnership
Somerset Motors Partnership
Danbury Auto Partnership
DiFeo Hyundai Partnership
DiFeo Nissan Partnership
DiFeo Chrysler Plymouth Jeep Eagle Partnership
DiFeo Tenafly Partnership
DiFeo Leasing Partnership

By:DiFeo Partnership, LLC

Its:General Partner

By:PENSKE AUTOMOTIVE GROUP, INC.

Its:Sole Member

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

WTA Motors, Ltd.

By:Late Acquisition II, LLC

Its:General Partner

By:PENSKE AUTOMOTIVE GROUP, INC.

Its: Sole Member

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

UAG Houston Acquisition, Ltd.

By:UAG Texas II, Inc.

Its:General Partner

By:PENSKE AUTOMOTIVE GROUP, INC.

Its:Sole Shareholder

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

CLASSIC SPECIAL HYUNDAI, LTD.
CLASSIC OLDSMOBILE-PONTIAC-GMC Truck, LTD.
CLASSIC SPECIAL AUTOMOTIVE, LTD.
HILL COUNTRY IMPORTS, ltd.

By:TAMBURRO ENTERPRISES, INC.

Its:General Partner

By:PAG West, LLC

Its:Sole Shareholder

By:PENSKE AUTOMOTIVE Group, Inc.

Its:Sole Member

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

d. young chevrolet, llc
dan young motors, llc

PLDOCS01/88361.2A Signature Page to the Penske Underwriting Agreement

pag east, llc

By:PENSKE AUTOMOTIVE GROUP, INC.

Its:MEMBER

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

By:UAG YOUNG II, INC.

Its:MEMBER

By:/s/ J.D. Carlson

J.D. Carlson

Its:Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.

By:PAG ORLANDO GENERAL, LLC

Its:General Partner

By:UAG KISSIMMEE MOTORS, LLC

Its:Sole Shareholder

By:PENSKE AUTOMOTIVE Group, LLc

Its:Sole Member

By: /s/ J.D. Carlson

J.D. Carlson

Its: Executive Vice President and CFO

PLDOCS01/88361.2A SIGNATURE PAGE TO UNDERWRITING AGREEMENT

The foregoing Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

Acting as Representative of the
several Underwriters named in
the attached Schedule A.

BOFA SECURITIES, INC.

By:  /s/ Aashish Dhakad

     Name:  Aashish Dhakad

Title: Managing Director

PLDOCS01/88361.2A SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased
BofA Securities, Inc.	$220,000,000
J.P. Morgan Securities LLC	$110,000,000
Wells Fargo Securities, LLC	$110,000,000
Citizens Capital Markets, Inc.	$27,500,000
Fifth Third Securities, Inc.	$27,500,000
PNC Capital Markets LLC	$27,500,000
US Bancorp Investments, Inc.	$27,500,000
Total	$550,000,000

PLDOCS01/88361.2A

SCHEDULE B

Guarantors

ATC CHATTANOOGA, LLC

ATC KNOXVILLE, LLC

ATC REALTY INVESTMENTS, LLC

ATC WEST TEXAS, LLC

ATLANTIC AUTO FUNDING CORPORATION

ATLANTIC AUTO SECOND FUNDING CORPORATION

ATLANTIC AUTO THIRD FUNDING CORPORATION

AUTO MALL PAYROLL SERVICES, INC.

AUTOMOTIVE MEDIA HOLDINGS, LLC

BOWEN REALTY INVESTMENTS, LLC

BRETT MORGAN CHEVROLET-GEO, INC.

CENTRAL FORD CENTER, INC.

CJNS, LLC

CLASSIC AUTO GROUP, INC.

CLASSIC ENTERPRISES, LLC

CLASSIC IMPORTS, INC.

CLASSIC MANAGEMENT COMPANY, INC.

CLASSIC MOTOR SALES, LLC

CLASSIC NISSAN OF TURNERSVILLE, LLC

CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.

CLASSIC SPECIAL ADVERTISING, INC.

CLASSIC SPECIAL AUTOMOTIVE GP, LLC

CLASSIC SPECIAL AUTOMOTIVE, LTD.

CLASSIC SPECIAL HYUNDAI, LTD.

CLASSIC SPECIAL, LLC

CLASSIC TURNERSVILLE, INC.

COUNTY AUTO GROUP PARTNERSHIP

COVINGTON PIKE DODGE, INC.

CYCLE HOLDINGS, LLC

D. YOUNG CHEVROLET, LLC

DAN YOUNG CHEVROLET, INC.

DAN YOUNG MOTORS, LLC

DANBURY AUTO PARTNERSHIP

DEALER ACCESSORIES, LLC

DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP

DIFEO HYUNDAI PARTNERSHIP

DIFEO LEASING PARTNERSHIP

DIFEO NISSAN PARTNERSHIP

DIFEO PARTNERSHIP, LLC

DIFEO TENAFLY PARTNERSHIP

eCARSHOP, LLC

PLDOCS01/88361.2A

EUROPA AUTO IMPORTS, INC.

FLORIDA CHRYSLER PLYMOUTH, INC.

FRN OF TULSA, LLC

GENE REED CHEVROLET, INC.

GMG MOTORS, INC.

GOODSON NORTH, LLC

GOODSON SPRING BRANCH, LLC

HBL, LLC

HILL COUNTRY IMPORTS, LTD.

HT AUTOMOTIVE, LLC

HUDSON MOTORS PARTNERSHIP

KMT/UAG, INC.

LANDERS AUTO SALES, LLC

LANDERS BUICK-PONTIAC, INC.

LANDERS FORD NORTH, INC.

LATE ACQUISITION I, LLC

LATE ACQUISITION II, LLC

MICHAEL CHEVROLET-OLDSMOBILE, INC.

MOTORCARS ACQUISITION IV, LLC

MOTORCARS ACQUISITION V, LLC

MOTORCARS ACQUISITION VI, LLC

MOTORCARS ACQUISITION, LLC

NATIONAL CITY FORD, INC.

OCT PARTNERSHIP

PAG ACQUISITION 27, LLC

PAG ACQUISITION 28, LLC

PAG ACQUISITION 61, LLC

PAG ACQUISITION 62, LLC

PAG ACQUISITION 63, LLC

PAG ACQUISITION 64, LLC

PAG ACQUISITION 65, LLC

PAG ACQUISITION 66, LLC

PAG ANNAPOLIS JL1, LLC

PAG ARKANSAS F1, LLC

PAG ARKANSAS F2, LLC

PAG ATLANTA MANAGEMENT, LLC

PAG AUSTIN H1, LLC

PAG AUSTIN L1, LLC

PAG ARIZONA CS, LLC

PAG AZ PROPERTIES, LLC

PAG BEDFORD A1, LLC

PAG BEDFORD P1, LLC

PAG BEDFORD PROPERTIES, LLC

PAG CHANDLER JLR, LLC

PAG CHANTILLY M1, LLC

PAG CHANTILLY P1, LLC

PLDOCS01/88361.2A

PAG CLOVIS T1, INC.

PAG CONNECTICUT LR1, LLC

PAG CYCLES MI, LLC

PAG DAVIE P1, LLC

PAG DELAWARE CS, LLC

PAG DISTRIBUTOR S1, LLC

PAG EAST, LLC

PAG GOODYEAR F1, LLC

PAG GREENWICH B1, LLC

PAG GREENWICH HOLDINGS, LLC

PAG INTERNATIONAL SERVICES, LLC

PAG INVESTMENTS, LLC

PAG LEANDER H1, LLC

PAG MADISON L1, LLC

PAG MADISON T1, LLC

PAG MARIN M1, INC.

PAG MARYLAND CS, LLC

PAG MCALLEN H1, LLC

PAG MCALLEN T1, LLC

PAG MENTOR A1, INC.

PAG MICHIGAN HOLDINGS, LLC

PAG NEW JERSEY A1, LLC

PAG NEW JERSEY CS, LLC

PAG NEW JERSEY JL1, LLC

PAG NEW JERSEY JL2, LLC

PAG NEW JERSEY JL3, LLC

PAG NEW JERSEY P1, LLC

PAG NORTH ORANGE A1, INC.

PAG NORTH SCOTTSDALE BE, LLC

PAG NORTH SCOTTSDALE M1, LLC

PAG NORTH SCOTTSDALE PP1, LLC

PAG NORTHERN CALIFORNIA MANAGEMENT, INC.

PAG ONTARIO B1, INC.

PAG ORANGE COUNTY L1, INC.

PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.

PAG ORANGE COUNTY RR1, INC.

PAG ORANGE COUNTY S1, INC.

PAG ORLANDO GENERAL, LLC

PAG ORLANDO LIMITED, LLC

PAG ORLANDO PARTNERSHIP, LTD.

PAG PENNSYLVANIA CS, LLC

PAG ROSWELL B1, LLC

PAG SAN FRANCISCO N1, INC.

PAG SANTA ANA AVW, INC.

PAG SANTA ANA B1, INC.

PAG SURPRISE T1, LLC

PLDOCS01/88361.2A

PAG TEMPE M1, LLC

PAG TEXAS MANAGEMENT COMPANY, LLC

PAG TURNERSVILLE AU, LLC

PAG VIRGINIA CS, LLC

PAG WASHINGTON A1, LLC

PAG WEST ACQUISITION 9, INC.

PAG WEST, LLC

PALM AUTO PLAZA, LLC

PEACHTREE NISSAN, INC.

PENSKE CAR RENTAL (DT) MEMPHIS, LLC

PENSKE CAR RENTAL HOLDINGS, LLC

PENSKE CAR RENTAL INDIANA, LLC

PENSKE CAR RENTAL MEMPHIS, LLC

PENSKE COMMERCIAL VEHICLES US, LLC

PETER PAN MOTORS, INC.

PMRC, LLC

PTG OF IDAHO, LLC

PTG OF UTAH, LLC

RELENTLESS PURSUIT ENTERPRISES, INC.

SA AUTOMOTIVE, LTD.

SAU AUTOMOTIVE, LTD.

SCOTTSDALE 101 MANAGEMENT, LLC

SCOTTSDALE FERRARI, LLC

SCOTTSDALE MANAGEMENT GROUP, LTD.

SCOTTSDALE PAINT & BODY, LLC

SDG AUTOMOTIVE INVESTMENTS, LLC

SIGMA MOTORS INC.

SINGLE SOURCE TRUCK PARTS, LLC

SK MOTORS, LLC

SL AUTOMOTIVE, LLC

SOMERSET MOTORS PARTNERSHIP

SOMERSET MOTORS, INC.

SUN MOTORS, LLC

TAMBURRO ENTERPRISES, INC.

THE AROUND THE CLOCK FREIGHTLINER GROUP, LLC

UAG ARKANSAS FLM, LLC

UAG ATLANTA H1, LLC

UAG ATLANTA IV MOTORS, LLC

UAG CAPITOL, INC.

UAG CAROLINA, INC.

UAG CENTRAL REGION MANAGEMENT, LLC

UAG CHANTILLY AU, LLC

UAG CHCC, INC.

UAG CHEVROLET, INC.

UAG CLASSIC, INC.

UAG CLOVIS, INC.

PLDOCS01/88361.2A

UAG CONNECTICUT, LLC

UAG DULUTH, INC.

UAG EAST, LLC

UAG ESCONDIDO A1, INC.

UAG ESCONDIDO H1, INC.

UAG ESCONDIDO M1, INC.

UAG FAYETTEVILLE I, LLC

UAG FAYETTEVILLE II, LLC

UAG FAYETTEVILLE III, LLC

UAG FINANCE COMPANY, INC.

UAG GRACELAND II, INC.

UAG HOUSTON ACQUISITION, LTD.

UAG HUDSON CJD, LLC

UAG HUDSON, INC.

UAG INTERNATIONAL HOLDINGS, INC.

UAG KISSIMMEE MOTORS, LLC

UAG LANDERS SPRINGDALE, LLC

UAG LOS GATOS, INC.

UAG MARIN, INC.

UAG MEMPHIS II, INC.

UAG MEMPHIS IV, INC.

UAG MEMPHIS MANAGEMENT, INC.

UAG MENTOR ACQUISITION, LLC

UAG MICHIGAN CADILLAC, LLC

UAG MICHIGAN H1, LLC

UAG MICHIGAN PONTIAC-GMC, LLC

UAG MICHIGAN T1, LLC

UAG MICHIGAN TMV, LLC

UAG MINNEAPOLIS B1, LLC

UAG NANUET II, LLC

UAG NORTHEAST, LLC

UAG REALTY, LLC

UAG ROYAL PALM M1, LLC

UAG ROYAL PALM, LLC

UAG SAN DIEGO A1, INC.

UAG SAN DIEGO AU, INC.

UAG SAN DIEGO H1, INC.

UAG SAN DIEGO MANAGEMENT, INC.

UAG STEVENS CREEK II, INC.

UAG TEXAS II, INC.

UAG TEXAS, LLC

UAG TULSA HOLDINGS, LLC

UAG TURNERSVILLE REALTY, LLC

UAG VK, LLC

UAG WEST BAY AM, LLC

UAG WEST BAY IAU, LLC

PLDOCS01/88361.2A

UAG WEST BAY IB, LLC

UAG WEST BAY II, LLC

UAG WEST BAY IL, LLC

UAG WEST BAY IM, LLC

UAG WEST BAY IP, LLC

UAG WEST BAY IW, LLC

UAG YOUNG II, INC.

UAG-CARIBBEAN, INC.

UNITED AUTO LICENSING, LLC

UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC

UNITED AUTOCARE PRODUCTS, LLC

UNITED NISSAN, INC.

UNITED NISSAN, INC.

UNITED RANCH AUTOMOTIVE, LLC

UNITEDAUTO FIFTH FUNDING, INC.

UNITEDAUTO FINANCE, INC.

UNITEDAUTO FOURTH FUNDING INC.

WEST PALM AUTO MALL, INC.

WEST PALM NISSAN, LLC

WESTBURY SUPERSTORE, LTD.

WTA MOTORS, LTD.

YOUNG MANAGEMENT GROUP, INC.

PLDOCS01/88361.2A

SCHEDULE C

Issuer Free Writing Prospectuses

(a)	The Final Term Sheet filed pursuant to Rule 433 as an issuer free writing prospectus by the Company on August 4, 2020.

PLDOCS01/88361.2A

SCHEDULE D

Permitted Free Writing Prospectuses

(a)	Any electronic roadshow used in connection with the offer and sale of the Securities.

PLDOCS01/88361.2A